UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2011

FLORIDA GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

 (502) 589-2000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01           Entry into a Material Definitive Agreement.

As previously reported by the Company, on April 25, 2011, Florida Gaming Corporation (the “Company”) entered into a credit agreement (the “Credit Agreement”) at its wholly owned subsidiary, Florida Gaming Centers, Inc. (“Centers”) with a syndicate of unaffiliated third party lenders (the “Lenders”) and ABC Funding, LLC, as Administrative Agent (“Administrative Agent”) for the Lenders.  For complete details on the Credit Agreement, please refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2011, and the Exhibits filed therewith.

On September 20, 2011, the Company, Centers, the Administrative Agent and certain Lenders entered into a letter agreement (the “Letter Agreement”) whereby the Lenders consented to the issuance of that certain Note (defined below) from Centers to Holding (defined below), as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, in the amount of $54,835.61.  The Letter Agreement provides for the payment of a Consent Fee (defined below) to the Administrative Agent in the amount of $377,000.00.

Letter Agreement

On June 15, 2011, Centers distributed $54,835.61 to the Company to provide the Company with the ability to loan such funds to Freedom Holding, Inc. (“Holding”), a company that is majority-owned and controlled by William B. Collett and William B. Collett, Jr.  As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, on June 15, 2011, the Company, with approval from its Board of Directors, loaned $54,835.61 to Holding (the “Note”).  Holding used the proceeds from the Note to pay certain accumulated interest expenses on a commercial loan Holding owed to a financial institution secured by Holding’s stock in the Company.

Following the issuance of the Note, the Company and Centers disclosed the Note to the Administrative Agent and the Lenders.  The movement of funds from Centers to the Company and ultimately to Holding through the issuance of the Note was inconsistent with the terms of the Credit Agreement.  Following discussions among the parties, Holding repaid the Note and the Lenders consented to the issuance of the Note provided that Centers and the Company pay the Administrative Agent a consent fee in the amount of $377,000.00 (the “Consent Fee”).  The parties entered into the Letter Agreement on September 20, 2011.

The Consent Fee is equal to the outstanding principal amount of the loan under the Credit Agreement multiplied by a rate per annum equal to 2% for the period beginning on June 15, 2011, the date of the Note, and ending on September 1, 2011, the date that Holding repaid the Note in full to the Company and the Company contributed the Note repayment proceeds to Centers.  Under the terms of the Letter Agreement, the Consent Fee must be paid on or before October 1, 2011.  Subject to the satisfaction of conditions in the Credit Agreement, the Company and Centers may use funds from the Contingency Reserve Account (as defined in the Credit Agreement) to pay the Consent Fee.  An Event of Default (as defined in the Credit Agreement) will occur if the Consent Fee is not paid by October 1, 2011.

The Letter Agreement also modifies the Credit Agreement to permit Holding to sell shares of its common stock in the Company in an amount not in excess of $54,835.61 (the “Modification”).  If the Consent Fee is not paid by October 1, 2011, the Modification will be null and void.

The foregoing description of the material terms of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.  The foregoing description of the material terms of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2011, and is incorporated herein by reference.

Item 2.04    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.04.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits

10.1
Letter Agreement dated September 15, 2011, by and between Florida Gaming Centers, Inc, Florida Gaming Corporation and ABC Funding, LLC, as acknowledged and agreed to by certain unaffiliated third party lenders required to consent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: September 26, 2011	By:	/s/ W. Bennett Collett, Jr.
W. Bennett Collett, Jr.
President and Chief Executive Officer